Exhibit 99.1

OAO Technology Solutions Announces Formation of Special Committee

of the Board of Directors to Explore the Possibility of Going Private

GREENBELT, MD – August 12, 2003 – OAO Technology Solutions® (NASDAQ – OAOT) announced today that at a special meeting of the Board of Directors held on August 11, 2003, the Directors resolved to explore the possibility of taking the Company private. At the special meeting, the Directors approved the formation of a special committee of independent directors to investigate the feasibility of such a transaction and to ensure that the best interests of the Company and its unaffiliated stockholders are served. Based on a preliminary analysis, which takes into consideration the current and historical trading prices of the Company’s common stock, the Company’s financial performance and a variety of valuation methodologies performed by the Company’s financial advisor, it has been proposed that if a going-private transaction were effected, the cash price to stockholders would be approximately $2.75 per share. The special committee is expected to retain an investment banking firm to assist it in evaluating the fairness of the proposed going private price and alternatives available to accomplish any such transaction. Of course, there can be no assurance that any such transaction will be undertaken or completed, and the consummation of any such transaction will be subject to, among other things, available financing.

About OAO Technology Solutions, Inc.

OAOT operates across two lines of business: Managed IT and Healthcare IT Solutions. As a partner to global outsourcers and major corporations, OAOT delivers managed IT solutions to commercial clients and government agencies worldwide. The Company’s key offerings include: application management, IT infrastructure support, professional staffing services and healthcare IT solutions. Headquartered in Greenbelt, Maryland, the Company’s 2,500 employees work in over 200 locations throughout the world. For more information visit our website at www.oaot.com. Please direct media inquiries to Deborah Starke at 301-486-2383 email your request to media@oaot.com and investor inquiries to Maisha Hoye at 301-486-2388 or email your request to ir@oaot.com.

SAFE HARBOR STATEMENT: This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s current beliefs and expectations as to its future performance. Future events and the Company’s actual results may differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: dependence on key strategic and end-user customers, the ability to establish new customer relationships, risks associated with fixed-price contracts, the ability to sustain and manage growth, lower than expected revenue growth and pricing pressure from strategic and other customers, inability to achieve marketing and sales goals and other business development initiatives including the ability to sell new healthcare software licenses, difficulties of investments in infrastructure, potential changes in the prevailing technology away from outsourcing IT applications, the ability to successfully develop new products that will enable the Company to remain competitive in the healthcare IT market, the ability to make necessary enhancements or developments to the Company’s existing software products, possible deferral of revenue, profit and cash flow from any increase in per-member, per month and/or percentage-of-completion basis software sales in relation to total software sales, inability to successfully install healthcare software on a timely or profitable basis, competition in the industry, general economic conditions and level of information technology service spending, the possibility that strategic or other customers could not renew or invoke termination clauses contained in the Company’s contracts, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the service requirements of its clients, the ability to successfully integrate recent acquisitions, the potential liability with respect to actions taken by its employees, ability to control and reduce costs of the business, risks associated with international sales including exposure to fluctuations between the U.S. dollar and other foreign currencies, the effect of major health concerns, such as Severe Acute Respiratory Syndrome (SARS) on our employees, customers and suppliers; and other risks described herein and in the Company’s other Securities and Exchange Commission filings. The Company undertakes no duty to publicly update any “forward-looking statements”, whether as a result of new information, future events or otherwise.

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